Exhibit 23.1

[Letterhead of PricewaterhouseCoopers LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 filed on 3 May 2011 of our report dated March 10, 2011 for Barclays PLC relating to its financial statements and effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 20-F for Barclays PLC for the year ended December 31, 2010.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, England

3 May, 2011